UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2015, Intrexon Corporation (“Intrexon”) entered into an agreement for the acquisition of all of the issued and to be issued share capital (the “Purchase Agreement”) of Oxitec Limited, a company incorporated in England and Wales (“Oxitec”). The Purchase Agreement was entered into by and among Intrexon, certain stockholders of Oxitec (the “Sellers”), the Warrantors as defined in the Purchase Agreement, and a subsidiary of Intrexon incorporated in England and Wales. Oxitec, a pioneer in biological insect control solutions, is utilizing advanced genetics and molecular biology to develop a new and innovative solution to control insect populations through the production of ‘sterile’, self-limiting insects whose offspring do not survive. Oxitec is focused on using its technology to control mosquitoes that spread disease and limit pest-related crop damage.

Pursuant to the Purchase Agreement, Intrexon will acquire Oxitec (the “Transaction”) for aggregate consideration (the “Purchase Agreement Consideration”) of (i) 1,372,212 shares of Intrexon common stock (the “Stock Consideration”), which represents approximately $80 million of Intrexon common stock based on the volume-weighted average price of Intrexon’s common stock for the 20-day period ending on the day before the Purchase Agreement was signed, and (ii) $80 million in cash (the “Cash Consideration”), payable upon the date of consummation of the Transaction (the “Closing Date”). Of the Stock Consideration, 857,633 shares, or approximately $50 million of Intrexon common stock, is issuable on the Closing Date, and 514,579 shares (the “Deferred Stock Consideration”), or approximately $30 million of Intrexon common stock, is issuable 18 months after the Closing Date, subject to reduction of the Deferred Stock Consideration for the satisfaction of claims for indemnification made by Intrexon under the Purchase Agreement. The Purchase Agreement Consideration is subject to further adjustments as described in the Purchase Agreement, including in connection with net cash and working capital adjustments, and to decrease the Stock Consideration issued by $750,000 worth of Intrexon common stock, with a corresponding increase of the Cash Consideration, to the extent that certain equity holders of Oxitec are unable to make representations necessary for Intrexon to issue the Stock Consideration in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Consummation of the transaction is anticipated in the second half of 2015, subject to customary closing conditions.

The Sellers together hold approximately 80% of the issued and outstanding share capital of Oxitec on an as-converted basis. Pursuant to the Purchase Agreement, the holders of warrants to purchase shares of Oxitec’s stock and the holders of loans convertible into such shares will participate in the Transaction for the same purchase price per share and on the same terms as the Sellers. Stockholders who did not sign the Purchase Agreement as Sellers as of August 7, 2015 (“Come Along Shareholders”) and the holders of options to purchase Oxitec shares are being invited to participate in the Transaction, in each case for the same purchase price per share and on the same terms as the Sellers. Come Along Shareholders who do not accept the invitation to participate in the Transaction for the same purchase price per share and on the same terms as the Sellers will be required to sell their securities to Intrexon pursuant to Oxitec’s Articles of Association. As a result, upon the consummation of the Transaction, Intrexon will acquire all of the issued and to be issued share capital of Oxitec.

Intrexon, the Sellers and the Warrantors have made certain customary representations, warranties and covenants in the Purchase Agreement, including, among others: (i) representations by the Sellers with respect to their authority to consummate the Transaction and certain other matters; (ii) representations by Intrexon with respect to its authority to consummate the Transaction, its business, operations and financial condition, and its ability to register the Common Stock; (iii) representations by the Warrantors with respect to Oxitec’s business, operations, financial condition and taxes; (iv) covenants requiring the Sellers to procure that Oxitec and its subsidiaries operate their business in the ordinary course consistent with past practice during the period between execution of the Purchase Agreement and the consummation of the Transaction and do not engage in certain activities during that period; (v) covenants by Sellers not to directly or indirectly participate in discussions, enter into an agreement, or provide any information related to Oxitec or its subsidiaries that might be used in relation to any business combination transaction involving Oxitec or its subsidiaries or the material assets of Oxitec or its subsidiaries; and (vi) covenants by Intrexon to register for resale the Stock Consideration by no later than the 90th business day following the Closing Date. The Purchase Agreement also contains restrictions on the ability of the Sellers to dispose of the Stock Consideration for 90 days from the Closing Date.

Consummation of the Transaction is subject to certain conditions, including delivery of a notice to Oxitec shareholders other than the Sellers inviting their participation in the Transaction, delivery to Intrexon of Oxitec’s audited consolidated financial statements and the resolution of certain matters related to options to purchase Oxitec shares. The Purchase Agreement provides for certain mutual termination rights of Intrexon and the Sellers, including the right to terminate the Purchase Agreement (i) if the other party is in material breach of any of its obligations under the Purchase Agreement or (ii) upon awareness of any fact that (a) causes or is likely to cause a material breach of a warranty made by the other party or (b) causes a material adverse effect on Oxitec, in the case of Intrexon’s termination right, or on Intrexon, in the case of the Sellers’ termination right. Intrexon may also terminate the Purchase Agreement (i) upon a Seller’s failure to comply with its closing obligations under the Purchase Agreement, (ii) if the purchase of all of Oxitec’s shares cannot be completed simultaneously, or (iii) if any governmental or regulatory body institutes or threatens to institute proceedings to prevent the consummation of the Transaction.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties set forth in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating risk if those statements prove to be inaccurate, (ii) may have been qualified by disclosures that were made by one party to the other party, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 is incorporated herein by reference. The offer and sale of the Stock Consideration will not be registered under the Securities Act at the time of sale and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act. The Common Stock issued pursuant to the Purchase Agreement will be issued in reliance on exemptions from registration available under Rule 506(b) of Regulation D and/or Regulation S promulgated under the Securities Act, as sales to accredited investors not involving a public offering and/or sales deemed to occur outside the United States, respectively.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of its business, as well as the potential for Oxitec’s technology and the expected consummation of the transactions contemplated by the Purchase Agreement. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to Intrexon or are within its control. The following factors, among others, could cause actual results to vary from the forward-looking statements: the ability of the parties to satisfy the conditions precedent and consummate the Transaction; the ability to achieve anticipated benefits; risks related to disruption of management’s attention due to the pending Transaction, operating results and businesses generally; the outcome of any legal proceedings related to the proposed Transaction; and the general risks associated with the respective businesses of Intrexon and Oxitec, including the general volatility of the capital markets, terms and deployment of capital, volatility of Intrexon’s share price, changes in the biotechnology industry, the outcome of legal proceedings related to Intrexon’s and Oxitec’s businesses, interest rates or the general economy, underperformance of Intrexon’s and Oxitec’s assets and investments, the actions of regulatory agencies with respect to Oxitec’s technology, decreased ability to raise funds, and the degree and nature of Intrexon’s and Oxitec’s competition. Intrexon does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Intrexon described in the “Risk Factors” section of its Annual Report on Form 10-K for the period ended December 31, 2014 and other filings with the SEC, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement for the Acquisition of the Entire Issued and To Be Issued Share Capital of Oxitec Limited, dated August 7, 2015, by and among Intrexon Corporation, the Sellers named therein, the Warrantors (as defined therein) and 3729th Single Member Shelf Trading Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015

INTREXON CORPORATION

/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for the Acquisition of the Entire Issued and To Be Issued Share Capital of Oxitec Limited, dated August 7, 2015, by and among Intrexon Corporation, the Sellers named therein, the Warrantors (as defined therein) and 3729th Single Member Shelf Trading Company Limited.